UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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ACTIVE M EMERGING MARKETS EQUITY FUND

INFORMATION STATEMENT	NOVEMBER 8, 2024

Dear Northern Funds Investor:

As you know, we continually monitor and manage the sub-advisers in the Active M Emerging Markets Equity Fund (the “Fund”). A dedicated team of investment professionals evaluates the sub-advisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to seek to ensure that the Fund’s sub-advisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made sub-adviser changes within the Fund.

The Fund utilizes sub-advisers with distinct investment approaches. The Board of Trustees of the Northern Funds (the “Board”) has approved the termination of Ashmore Investment Management Limited as a sub-adviser to the Fund, effective on September 17, 2024, and the appointment of FIAM LLC to sub-advise a portion of the Fund, effective on September 30, 2024. The Board made this decision based upon Northern Trust Investments, Inc.’s recommendation that FIAM LLC would complement the Fund’s other sub-advisers through a combined bottom-up and thematic-focused strategy that seeks high-quality, sustainable growth companies while investing opportunistically in undervalued segments.

Please take a moment to read the enclosed Information Statement that describes the changes discussed above. We believe that these changes are in the best interest of the Fund and its shareholders and assure you that we will continue to monitor the performance of the Fund’s sub-advisers. If you have any questions about your investment in the Fund, please contact your financial advisor or call (800) 595-9111.

Best regards,

Kelly S. Finegan, CFA

Senior Vice President

Northern Trust Investments, Inc.

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	800-595-9111	WWW.NORTHERNTRUST.COM/FUNDS

Northern Funds Distributors, LLC, not affiliated with Northern Trust.

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

NORTHERN FUNDS—ACTIVE M EMERGING MARKETS EQUITY FUND

This Information Statement is being provided to the shareholders of the Active M Emerging Markets Equity Fund (the “Fund”), a series of Northern Funds, a Delaware statutory trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the U.S. Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment adviser to terminate sub-advisers, and to engage and enter into and materially amend existing sub-advisory agreements, upon the approval of the Board of Trustees (the “Board” or the “Trustees”) of the Trust, without obtaining shareholder approval. We are NOT asking you for a proxy and you are requested NOT to send us a proxy.

The Information Statement will be available on the Trust’s website at https://ntam.northerntrust.com/united-states/all-investor/funds/information-statements until February 6, 2025. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on November 6, 2024 are entitled to receive this Information Statement. A Notice of Availability of this Information Statement is being sent to shareholders of the Fund on or about November 12, 2024.

Northern Trust Investments, Inc. (“NTI”) and the Management Agreement

NTI, an indirect subsidiary of Northern Trust Corporation (“NTC”), serves as the investment adviser for the Fund and is responsible for its overall management and administration. NTI is responsible for providing investment advisory services, including making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Fund and for providing administration services under a Management Agreement dated June 30, 2014, as amended, between the Trust, on behalf of the Fund, and NTI (the “Management Agreement”). The Board supervises the investment advisory services. The Management Agreement also permits NTI, subject to approval by the Board, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Management Agreement pursuant to a written agreement with each sub-adviser, subject to the Order. NTI has delegated portfolio management responsibilities for the Fund to sub-advisers pursuant to sub-advisory agreements with each sub-adviser. NTI remains responsible for supervision and oversight of the portfolio management services performed by the sub-advisers, including compliance with the Fund’s investment objective and policies. Shareholders of the Fund approved the Management Agreement at a special meeting of shareholders on May 19, 2014.

NTI is entitled to a management fee as compensation for its advisory services and administration services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of the Fund’s average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS

Active M Emerging Markets	1.08%	First $1 Billion
Equity Fund	1.048%	Next $1 Billion
	1.017%	Over $2 Billion

FIAM LLC (“FIAM”) and the FIAM Agreement

THE FIAM AGREEMENT. At a meeting of the Board held on August 15, 2024 (the “Meeting”), the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Trustees”), voting separately, approved a new sub-advisory agreement (the “FIAM Agreement”) between NTI and FIAM, with respect to the Fund. Under the FIAM Agreement, FIAM began managing a portion of the Fund’s assets effective on September 30, 2024. The Fund’s other assets are currently allocated among Axiom Investors LLC and Westwood Global Investments, LLC (together, the “Other Sub-Advisers”), each of which manage a portion of the Fund’s assets.

From March 24, 2020 until September 17, 2024, Ashmore Investment Management Limited (“Ashmore”), managed a portion of the Fund’s assets pursuant to a sub-advisory agreement between NTI and Ashmore, dated February 14, 2020 (the “Ashmore Agreement”). The Ashmore Agreement was terminated by the Board after consideration of the recommendation of NTI. NTI recommended that the Board approve the FIAM Agreement to replace Ashmore as sub-adviser based on NTI’s evaluation of FIAM’s investment advisory operations and capabilities, among other factors, and the anticipated synergy of its investment style with that of the Other Sub-Advisers.

The FIAM Agreement provides that FIAM shall, subject to the supervision and oversight of NTI, manage the investment and reinvestment of the portion of the Fund’s assets that NTI may allocate FIAM. The FIAM Agreement provides that generally, FIAM shall place orders to purchase or redeem securities directly with the issuer or with any broker or dealer that FIAM should select, and FIAM shall use its best judgement to seek to obtain best execution in executing portfolio transactions. Generally, in seeking best execution for any transaction, FIAM shall consider all factors it deems relevant, including without limitation, the breadth of the market in the security, the price of the security,

MULTI-MANAGER FUNDS	2	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

NOVEMBER 8, 2024

the financial condition and execution capability of the broker or dealer, customary practices in prevailing markets for the particular types of investments being traded and the full range, quality, and reliability of brokerage services, as well as commission rates and the value of research and investment information provided by the broker or dealers, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, FIAM may also consider, among other things, the brokerage and research services provided to the Fund and/or other accounts over which FIAM or an affiliate of FIAM exercises investment discretion. The FIAM Agreement also provides that FIAM will execute foreign currency transactions, if any, in accordance with FIAM’s standard foreign currency policies and procedures. In cases where NTI instructs the Fund’s custodian to carry out certain foreign currency transactions, NTI will retain the responsibility to oversee the custodian’s provision of foreign currency trading services.

The FIAM Agreement provides that FIAM, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other fiduciary or agency accounts managed by FIAM in order to seek to obtain best execution. In such event, FIAM will allocate the securities to be purchased or sold, as well as the expenses incurred in the transaction, in the manner FIAM considers to be most fair and equitable over time to the Fund and other accounts in accordance with its policies and procedures as described in FIAM’s Form ADV.

The FIAM Agreement provides that FIAM shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under the FIAM Agreement, except by reason of FIAM’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder. The FIAM Agreement further provides that FIAM will have no responsibility for any consequential and indirect damages or any loss (i) incurred by reason of any act or omission of any broker or dealer, the Fund’s custodian or any other third party or authorized representative with respect to the Fund; or (ii) resulting from anything done or omitted to be in good faith reliance on NTI’s or its authorized representative’s written instructions. The FIAM Agreement also provides that NTI shall indemnify FIAM against certain liabilities and expenses including where FIAM has acted in good faith in reliance on NTI’s written instructions, except that FIAM shall not be indemnified for any liability or expenses that result from FIAM’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the FIAM Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the Fund may terminate the FIAM Agreement without penalty at any time. NTI may terminate the FIAM Agreement immediately upon notice to FIAM. The FIAM Agreement terminates automatically in the event of an assignment as defined in the 1940 Act or upon termination of the Management Agreement. The FIAM Agreement also may be terminated by FIAM upon 60 days’ written notice to NTI and the Trust.

The material terms of the FIAM Agreement are substantially the same as the terms of the sub-advisory agreements with the Other Sub-Advisers to the Fund, except for the sub-advisory fees. The addition of FIAM to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by its shareholders, because the fees paid by NTI to the Fund’s sub-advisers are deducted from the fees paid by the Fund to NTI.

INFORMATION ABOUT FIAM. FIAM was created in 2005 and its principal offices are located at 900 Salem Street, Smithfield, RI 02917. As of September 30, 2024, FIAM managed approximately $476.48 billion in assets under management. FIAM LLC is a directly held, wholly owned subsidiary of FIAM Holdings, LLC, located at 900 Salem Street, Smithfield, RI 02917. FIAM Holdings, LLC is wholly owned by FMR LLC, located at 245 Summer Street, Boston, MA 02210.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below is a list of each executive officer and director/member of FIAM. The address of each individual is c/o FIAM at the address noted above.

NAME	PRINCIPAL OCCUPATION

Casey M. Condron	Head of Sales & Relationship Management, Director

Martin McGee	Chief Financial Officer, Director

Christian Pariseault	Head of Institutional Portfolio Managers, Director

Kimberly L. Perry	Director

William Irving	President, Director, Head of Fidelity Asset Management Solutions

Timothy Cohen	Co-Head Equity

Pam Holding	Co-Head Equity

Christopher Rimmer	Head of Asset Management Finance

Harley Lank	Head of High Income

Christopher Gouveia	Compliance Officer

Robin Foley	Head of Fixed Income

Stephanie Brown	Chief Compliance Officer

NORTHERN INFORMATION STATEMENT	3	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

OTHER ADVISORY AND SUB-ADVISORY CLIENTS. FIAM also acts as investment adviser or sub-adviser to other SEC-registered investment companies listed below, which have similar investment objectives as the Fund. The table below sets forth certain information with respect to each fund.

NAME OF FUND	NET ASSETS OF FUND AT END OF SEPTEMBER 2024	ANNUAL RATE OF ADVISORY FEES	EXPENSE LIMITS

FA Focused Emerging Markets Fund	$5,817,360,000	0.81%	N/A

VIP Emerging Markets Fund	$1,203,530,000	0.85%	N/A

TRUSTEES’ CONSIDERATIONS IN APPROVING THE FIAM AGREEMENT.

At the Meeting, the Trustees, including all of the Independent Trustees, reviewed and discussed information and written materials from NTI about FIAM, including: (i) the nature, extent and quality of the investment advisory services to be provided by FIAM and the experience and qualifications of the personnel proposed to provide such services; (ii) FIAM’s financial condition, history of operations and ownership structure; (iii) FIAM’s brokerage and soft dollar practices; (iv) FIAM’s investment strategies and styles of investing; (v) FIAM’s performance history with respect to other accounts or funds using an investment strategy similar to the Fund; (vi) information with respect to FIAM’s risk management and cybersecurity programs; (vii) FIAM’s compliance policies and procedures (including FIAM’s code of ethics) and the Trust’s Chief Compliance Officer’s (the “CCO”) evaluation of such policies and procedures; (viii) material litigation, investigations, proceedings or actions (if any); (ix) any potential conflicts of interest in managing the Fund, including FIAM’s financial or business relationships with NTI and its affiliates; and (x) the proposed terms of the FIAM Agreement.

The Trustees considered NTI’s discussion of the reasons that NTI was proposing FIAM be added as a sub-adviser to the Fund, including reasons NTI believes that FIAM may contribute to achieving the Fund’s investment objective and would be a suitable replacement for one of the Fund’s other sub-advisers (the “Former Sub-Adviser”). The Trustees discussed the proposed allocation of assets among FIAM and the Other Sub-Advisers.

In evaluating the FIAM Agreement, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision, and each Trustee may have attributed different weight to different factors. However, the Trustees relied upon the recommendations and performance evaluations of NTI with respect to FIAM.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to FIAM’s operations, qualifications, performance and experience in managing the type of strategy for which FIAM was proposed to be engaged in connection with the Fund. The Trustees considered NTI’s evaluation of FIAM’s potential to contribute to achieving the Fund’s investment objective. The Trustees reviewed the CCO’s evaluation of FIAM’s compliance program and code of ethics, noting that the CCO believed the program to be reasonably designed to prevent the violation of federal securities laws. The Trustees concluded that FIAM was able to provide quality services to the Fund.

Fees, Expenses and Performance

With respect to the sub-advisory fees, the Trustees considered that FIAM would be paid by NTI out of NTI’s management fees and not by the Fund. The Trustees believed, based on NTI’s representations, that the FIAM Agreement had been negotiated at arm’s-length between NTI and FIAM. The Trustees considered comparisons of FIAM’s fees at various asset levels of the Fund as noted in the Sub-Advisory Agreement and in relation to the Other Sub-Advisers to the Fund. The Trustees compared FIAM’s fees in relationship to its fee schedule for other accounts or funds using an investment strategy similar to the Fund. Finally, the Trustees considered NTI’s representations that the fees to be paid to FIAM were reasonable in light of the anticipated quality of the services to be performed by FIAM.

The Trustees considered the expected impact on the Fund’s profitability to NTI before and after the addition of FIAM. These comparisons showed that NTI’s profitability would slightly increase at asset levels as of June 28, 2024, after the proposed removal of the Former Sub-Adviser and the addition of FIAM. The Trustees did not consider FIAM’s projected profitability because NTI would be paying FIAM out of the management fee that NTI received from the Fund. The Trustees therefore believed that NTI had an incentive to negotiate competitive sub-advisory fees.

MULTI-MANAGER FUNDS	4	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

NOVEMBER 8, 2024

The Trustees considered and evaluated FIAM’s performance information with respect to its other accounts or funds using an investment strategy similar to the strategy that FIAM proposes to use in managing a portion of the Fund’s assets and NTI’s evaluation of that performance. The Trustees reviewed reports prepared by NTI showing the hypothetical performance of FIAM over various time periods if FIAM had been a sub-adviser to the Fund along with the Other Sub-Advisers to the Fund (except the Former Sub-Adviser). The Trustees considered FIAM’s performance record in the strategy for which it was being engaged against the Fund’s benchmark index.

Based upon the information provided, the Trustees concluded that the proposed fees and expenses associated with adding FIAM as a sub-adviser to the Fund were reasonable and consistent with those that would be obtained through arm’s-length negotiations and that FIAM’s performance record in its strategy was generally satisfactory.

Economies of Scale

The Trustees considered information prepared by NTI that showed the impact on NTI’s net management fee (after payment of sub-advisory fees) at various asset levels. They took into account the levels of aggregate sub-advisory fees at various asset levels, including a breakpoint in the sub-advisory fee structures. However, the Trustees generally considered economies of scale with respect to the Fund primarily at the management fee level given that NTI would be paying FIAM out of its management fee. The Trustees noted that FIAM had a breakpoint in its sub-advisory fee structure.

Accordingly, the Trustees concluded that the proposed fee arrangement with FIAM at current and projected asset levels for the Fund is reasonable.

Fall Out and Other Benefits

The Trustees considered other potential benefits to be derived by FIAM as a result of FIAM’s relationship with the Fund or NTI. For example, the Trustees noted that FIAM may obtain reputational benefits from the success of the Fund or other series of the Trust. The Trustees considered that NTI was not aware of any other conflicts of interest relevant to the Fund or Northern. The Trustees also noted NTI’s disclosure that a FIAM affiliate is a sub-adviser for another NTI client. The Trustees concluded that, based on the information provided, any such potential benefits were immaterial to its consideration and approval of the FIAM Agreement.

Conclusion

The Trustees reviewed with independent legal counsel to the Independent Trustees the legal standards applicable to their consideration of the FIAM Agreement.

Based on the Trustees’ review and deliberations, which included consideration of each of the factors referenced above and the recommendations by NTI, the Trustees, including the Independent Trustees, concluded that the proposed fee to be paid to FIAM was fair and reasonable in light of the services to be provided by FIAM, and the Trustees unanimously approved the FIAM Agreement.

Additional Information

MANAGEMENT AND SUB-ADVISORY FEES. For the fiscal year ended March 31, 2024, the Fund paid management fees to NTI, and NTI paid sub-advisory fees to the Fund’s sub-advisers, in the aggregate amounts and as a percentage of the Fund’s average daily net assets, set forth in the chart below.

FUND	NET MANAGEMENT FEES PAID TO NTI BY FUND		SUB-ADVISORY FEES PAID TO SUB-ADVISERS BY NTI

Active M Emerging Markets Equity Fund	$1,149,522	0.78%	$740,434	0.50%
*

For the period April 1, 2024 through September 30, 2024, the management fees paid to NTI by the Fund was $678,652 or 0.81% of the Fund’s average daily net assets (on an annualized basis); the sub-advisory fees paid to sub-advisers by NTI was $408,821 or 0.49% of the Fund’s average daily net assets (on an annualized basis).

No brokerage commissions were paid by the Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Fund for the fiscal year ended March 31, 2024.

INFORMATION ABOUT NTI. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. NTI is an indirect subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

INFORMATION ABOUT THE DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the Fund’s distributor. NTI acts as administrator for the Fund. The Northern Trust Company (“TNTC”), located at 50 South LaSalle Street, Chicago, IL 60603, serves as transfer agent, custodian and sub-administrator to the Fund.

NORTHERN INFORMATION STATEMENT	5	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

SHAREHOLDER REPORTS. The Fund will furnish, without charge, copies of its annual report for the period ended March 31, 2024, and semi-annual report for the period ended September 30, 2024, to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, IL 60675-5986, by telephone at (800) 595-9111, or by e-mail at northern-funds@ntrs.com. Copies of the Fund’s annual report, semi-annual report, and other documents are also available on the Fund’s website: https://ntam.northerntrust.com/united-states/all-investor/funds#literature.

SHARE OWNERSHIP INFORMATION. As of November 6, 2024, the record date for shareholders receiving this Information Statement, the Fund had 10,231,565 shares outstanding.

As of November 6, 2024, TNTC and its affiliates held of record more than 25% of the outstanding shares of the Fund as agent, custodian, trustee or investment adviser on behalf of their customers. As of November 6, 2024, the names and share ownership of the entities or individuals (whose mailing address, unless otherwise indicated, is c/o The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, 60603) that, to the knowledge of the Trust’s management, held of record or beneficially owned more than 5% of the outstanding shares of the Fund were as follows:

NAME OF FUND	NAME OF ENTITY OR INDIVIDUAL	NUMBER OF SHARES	% OF FUND

Active M Emerging Markets Equity Fund	Merrill Lynch Pierce Fenner Smith Inc.* 4800 Deer Lake Drive East Jacksonville, FL 32246	1,169,464	11.43%
*	Record owner with respect to multiple accounts.

As of November 6, 2024, to the knowledge of the Trust’s management, no other entities or individuals held of record or beneficially owned more than 5% the outstanding shares of the Fund.

As of November 6, 2024, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Fund.

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. The power to call a vote with respect to shareholders of the Fund is vested exclusively in the Board. To the extent required by law, the Trust will assist in shareholder communications in connection with a meeting called by shareholders. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law. Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of the Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

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NORTHERN INFORMATION STATEMENT	7	MULTI-MANAGER FUNDS

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northerntrust.com/funds	MM Infor St MEMG	(11/24)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement relating to the Active M Emerging Markets Equity Fund (the “Fund”), a series of Northern Funds (the “Trust”). The Information Statement contains important information and is available to you on the internet at https://ntam.northerntrust.com/united-states/all-investor/funds/information-statements. We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes recent sub-adviser changes relating to the Fund. Specifically, the Board of Trustees of the Trust approved the appointment of FIAM LLC to sub-advise a portion of the Fund’s assets, effective on September 30, 2024.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows the Fund’s investment adviser to enter into a sub-advisory agreement and materially amend an existing sub-advisory agreement, upon the approval of the Trust’s Board, without obtaining shareholder approval. The Order requires that an information statement be sent to shareholders of the Fund that provides information regarding the new sub-adviser and sub-advisory agreement. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of Information Statement is being mailed on or about November 12, 2024 to shareholders of record of the Fund as of November 6, 2024. The Information Statement will be available on the Trust’s website at https://ntam.northerntrust.com/united-states/all-investor/funds/information-statements until February 6, 2025. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank will send to your household only one copy of this Notice of Internet Availability of Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Notice of Internet Availability of Information Statement, the Fund undertakes to deliver promptly a separate copy of this Notice of Internet Availability of Information Statement to you upon written or oral request. If you would like to receive a separate copy of future notices of internet availability of information statements, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. If you are currently receiving multiple copies of annual reports, information statements, or notices of internet availability of information statements, and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MM NOTICE MEMG (11/24)